United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K/ A-1
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2007
(Date of Report)

Best Care, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	333-139564 (Commission File Number)	20-5659065 (IRS Employer Identification No.)

811 Chicago Avenue, Suite 803 Evanston, Illinois (Address of principal executive offices)	60022 (Zip Code)

(847) 224-6999 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1 Stock Purchase Agreement

Item 1.01 Entry into a Material Definitive Agreement.

     On August 22, 2007, Best Care, Inc. (the “Registrant”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Cosell Investments, Ltd. (the “Buyer”), Haim Perlstein and Chaim Limor (collectively, the “Sellers”). There were no material relationships between the Registrant or its affiliates and any of the parties to the Stock Purchase Agreement, other than in respect of the Stock Purchase Agreement.

     Pursuant to the terms and conditions of the Stock Purchase Agreement, the Buyer acquired from the Sellers 3,000,000 shares of common stock of the Registrant (the “Transaction”). A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

     The Buyer acquired control of the Registrant on August 27, 2007. The Buyer acquired control by purchasing approximately 70.6% of the issued and outstanding shares of common stock of the Registrant directly from the Sellers on the terms and conditions set forth in the Stock Purchase Agreement. The Buyers paid an aggregate of $332,033.33 for the shares of common stock acquired by them pursuant to the Stock Purchase Agreement. The Buyer used its working capital to fund the purchase of the shares that it acquired.

     Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the board of directors of the Registrant (the “Board of Directors”) may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes of issued and outstanding capital stock.

     Immediately prior to the closing of the Transaction, Haim Perlstein and Chaim Limor served as the members of the Board of Directors. Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, (1) the Buyers’ nominee, Jing Jiang, was appointed to the Board of Directors, (2) Chaim Limor tendered a resignation from the Board of Directors and as an officer; (3) Haim Perlstein tendered a resignation from the Board of Directors, effective as of ten days after the delivery to the shareholders of the Registrant of an Information Statement pursuant to Rule 14f, and (3) the parties agreed to appoint the Buyer’s nominee, Jing Jiang (President of the Buyer), to the Board of Directors at a future date to be determined by the Buyer.

     The Registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (17 CFR 240.12b-2)) immediately before the change in control effected by the Transaction. Accordingly, pursuant to the requirements of Item 5.01(a)(8) of Current Report on Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10-SB (17 CFR 249.210b) under the Exchange Act, reflecting the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 (15 U.S.C. 78m) or Section 15(d) (15 U.S.C. 78o(d)) of the Exchange Act upon consummation of the change in control, with such information reflecting the Registrant and its securities upon consummation of the Transaction.

     Pursuant to Item 5.01(a)(8) of Current Report on Form 8-K, the information contained in Items 1, 2 and 3 of Part I; Items 5, 6, 7 and 8 of Part II; and Item 13 of Part III of the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as well as the information contained in Items 1 and 2 of Part I and Items 1, 2 and 6 of Part II of the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, is hereby incorporated by reference into this Current Report on Form 8-K under Item 5.01 hereof.

     Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information, as of August 27, 2007, concerning shares of common stock of the Registrant, the only class of its securities that are issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant, (3) each executive officer of the Registrant, and (4) all directors and executive officers of the Registrant as a group:

Amount and
Nature of
Beneficial		Percentage of
Name and Address of Beneficial Owner (1)	Ownership	Common Stock(3)
Jing Jiang (2) PO Box 031-114 Shennan Zhong Road Shenzhen City PR China 518031	3,000,000	70.6%

Haim Perlstein 811 Chicago Avenue, Suite 803 Evanston, IL 60202	0	—
	0	—
Chaim Limor 811 Chicago Avenue, Suite 803 Evanston, IL 60202	0	—
All directors and executive officers as a group (2 persons)	3,000,000	70.6%

(1)	Unless otherwise indicated in the footnotes to the table, each shareholder shown on the table has sole voting and investment power with respect to the shares beneficially owned by him or it.
(2)	Shares are held in the name of Cosell Investments, Ltd. Ms. Jiang is the President and sole stockholder of Cosell Investments, Ltd.
(3)	Based on 4,250,000 shares of Common Stock outstanding.

Change in Control Arrangements

With the completion of the Transaction, there are currently no arrangements that would result in a change in control of the Registrant.

Directors, Executive Officers, Promoters and Control Persons

Jing Jiang, Director, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary

Information about Ms. Jiang is set forth below in Item 5.02 of this Current Report on Form 8-K under “Appointment of Jing Jiang to the Board of Directors.”

Haim Perlstein, Director

Haim Perlstein has been director, President and Treasurer of the Registrant since inception in October 2006. Mr. Perlstein has been a business and managing partner of several Chicago area long-term care facilities. He has over 30 years of management experience, 29 of which have been in financial and operations management of long-term care facilities. His extensive experience has contributed to his vision of elderly care. From 1990-2006 Mr. Perlstein served as the Executive Director of Future Associates an investment and management company that is involved in ownership and management of nursing home facilities. From 1988-1990 Mr. Perlstein was a managing partner and administrator of the Royal Terrace Nursing Home. From 1980-1988 he was the Executive Director of the Northwest Home for the Aged. From 1978-1980 he was the Administrator of the Sherwyn Manor and prior to this from 1976-1978 he was a manager at the Blackstone Hotel; from 1973-1976 he was a nursing home administrator for the Wilton House. Under his leadership, one of the facilities managed by Mr. Perlstein, was acknowledged by the State of Illinois as a standard for excellence in care. In 1988 he received the Governor of Illinois Award for Administration. His working knowledge of long-term care operations has contributed to his success in retooling management practices. He has managed to improve resident care services and regulatory compliance in decertified facilities. He holds an Illinois Administrator License # 044-2212.

Except as previously set forth, Mr. Perlstein does not hold any other directorships with reporting companies in the United States. There are no family relationships between Mr. Perlstein and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Perlstein (or any member of his immediate family) had or is to have a direct or indirect material interest.

Executive Compensation

Shown on the table below is information on the annual and long-term compensation for services rendered to the Registrant in all capacities, for the fiscal year ended December 31, 2006 (our first year in existence), paid by the Registrant to all individuals serving as the Registrant’s chief executive officer or acting in a similar capacity during the fiscal year ended December 31, 2006 (our first year in existence), regardless of compensation level. During the last completed fiscal year, the Registrant did not pay aggregate compensation to any executive officer in an amount greater than $100,000.

		Annual Compensation				Long Term Compensation
						Restricted				LTIP
					Other Annual	Stock		Options/		payouts		All Other
Name	Title	Year	Salary	Bonus	Compensation	Awarded		SARs (#	)	($	)	Compensation
Haim Perlstein	Former President	2006	$0	0	0	2,200	(1)	0		0		0
	CEO

Chaim Limor	Former	2006	$0	0	0	800	(2)	0		0		0
	Secretary

To date, no compensation has been awarded to, earned by or paid to Ms. Jiang, in her capacity as chief executive officer, chief financial officer, chairman of the board, and Secretary of the Registrant.

Director Compensation

The directors of the Registrant have not received compensation for their services as directors nor have they been reimbursed for expenses incurred in attending board meetings.

Certain Relationships and Related Transactions

There have not been any transactions, or proposed transactions, during the last two years, to which the Registrant was or is to be a party, in which any director or executive officer of the Registrant, any nominee for election as a director, any security holder owning beneficially more than five percent of the common stock of the Registrant, or any member of the immediate family of the aforementioned persons had or is to have a direct or indirect material interest.

Indemnification of Directors and Officers

The Registrant will indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Nevada.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Jing Jiang to the Board of Directors

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on August 27, 2007, Jing Jiang was appointed to the Board of Directors.

Ms. Jiang, born in February 1982, age 25, has been employed as an internal auditor by Shanghai Bao Gang Group Limited from July 2004 until September 2006, where she audited and oversaw the company’s accounting transactions. She was then employed as the director and President by Cosell Investments Limited from February 2007 until present.

Ms. Jiang does not hold any other directorships with reporting companies in the United States. There are no family relationships between Ms. Jiang and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Ms. Jiang (or any member of her immediate family) had or is to have a direct or indirect material interest.

Ms. Jiang has not, during the last five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Ms. Jiang has not, during the last five years, been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. Ms. Jiang has not, during the last five years, been a party of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

The required time has elapsed since the mailing of the Schedule 14F-1 to the shareholders of the Company and the foregoing resignation and appointments to the Board of Directors are effective.

Departure of Haim Perlstein as President and Treasurer

Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on August 27, 2007, Haim Perlstein resigned as the President and Treasurer of the Registrant.

Departure of Chaim Limor as Secretary

     Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on August 27, 2007, Chaim Limor resigned as the Secretary of the Registrant.

     Appointment of Jing Jiang as Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary

     Pursuant to the terms and conditions set forth in the Stock Purchase Agreement, immediately following the closing of the Transaction, on August 27, 2007, the Registrant appointed (1) Jing Jiang as its Chairman, Chief Executive Officer, Chief Financial Officer, and Secretary. There are no employment agreements between the Registrant and Jing Jiang.

     Jing Jiang

     Information about Ms. Jiang is set forth above under “Appointment of Jing Jiang to the Board of Directors.”

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	Stock Purchase Agreement, dated as of August 22, 2007, by and among Best Care, Inc., Cosell Investments, Ltd., Haim Perlstein and Chaim Limor.*

* Filed as an Exhibit to Form 8-K filed with the SEC on August 27, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2007	BEST CARE, INC.

/s/ Jing Jiang
Jing Jiang
Chief Executive Officer